UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 9, 2002

A.I. SOFTWARE, INC. (Exact name of registrant as specified in its charter)
NEVADA (State or other jurisdiction of incorporation)	333-69176 (Commission File Number)	98-0351734 (IRS Employer Identification No.)
1030 West Georgia Street Suite 1208 Vancouver, B.C., Canada (Address of principal executive offices)		V6E 2Y3 (Zip/Postal Code)
Registrant's telephone number, including area code: (604) 662-7900
N/A (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1. Changes in Control of Registrant.

Not applicable.

Item 2. Acquisition or Disposition of Assets.

Not applicable.

Item 3. Bankruptcy or Receivership.

Not applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events and Regulation FD Disclosure.

Effective August 12, 2002, Emmanuel Aligizakis was appointed as a director of the registrant.

Effective August 12, 2002, director and president of the registrant, Harvey Lawson was appointed as secretary.

Pursuant to the Form SB-2 registration statement of the registrant, declared effective as of June 20, 2002, John Carl Guterres would be selling all of the common shares of the registrant sold in the offering. However, due to his resignation as director and secretary, Mr. Guterres will not sell any shares of the registrant in the offering. Instead, the shares will be sold by the president of the registrant, Harvey Lawson.

Item 6. Resignations of Registrant's Directors.

Effective August 12, 2002, John Carl Guterres resigned as secretary and director of the registrant.

Item 7. Financial Statements and Exhibits.

  Financial Statements of Business Acquired.

  Not applicable

  Pro forma Financial Information.

  Not applicable.

  Exhibits.

There is attached hereto the following exhibits:

N/A

Item 8. Change in Fiscal Year.

Not applicable.

Item 9. Regulation FD Disclosure.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2002

A.I. SOFTWARE INC.

_/s/ Harvey M.J. Lawson_____________
By: Harvey M.J. Lawson, President